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                                                                    EXHIBIT 9(a)

                   NUVEEN TAX-EXEMPT MONEY MARKET FUND, INC.

                              Amendment No. 1 to
                           Transfer Agency Agreement
                           -------------------------

     This Amendment No. 1 to Transfer Agency Agreement is made and entered into as of the 1st day of July, 1996 between Nuveen Tax-Exempt Money Market Fund, Inc. (the "Fund") and Shareholder Services, Inc. ("SSI").

                                  WITNESSETH:

     WHEREAS, the Fund and SSI have entered into a Transfer Agency Agreement dated December 19, 1994 (the "Transfer Agency Agreement"); and

     WHEREAS, SSI and the Fund desire to amend the Transfer Agency Agreement as herein provided.

     NOW THEREFORE, the parties hereto AGREE as follows:

     1. The first sentence of Section 9.1 is hereby revised by deleting "June 30, 1996" and insert in its place "June 30, 1997".

     2. Appendix B to the Transfer Agency Agreement is deleted in its entirety and replaced with the Appendix B attached hereto.

     3. Appendix C to the Transfer Agency Agreement is deleted in its entirety and replaced with the Appendix C attached hereto.

     4. As herein amended, the Transfer Agency Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No 1 to the Transfer Agency Agreement to be duly executed as of the day and year first above written.

Attest:                                 NUVEEN TAX-EXEMPT MONEY
                                          MARKET FUND, INC.

/s/ Gifford R. Zimmerman                /s/ Anna R. Kucinskis
------------------------------          ------------------------------
Name                    Title           Name:  Anna R. Kucinskis
Gifford R. Zimmerman, Vice President    Title: Vice President


Attest:                                 SHAREHOLDER SERVICES, INC.

/s/ Kathryn L. Kluck, AVP               /s/ Barbara Hennigar
------------------------------          ------------------------------
Name                    Title           Barbara Hennigar
                                        President
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                   NUVEEN TAX-EXEMPT MONEY MARKET FUND, INC.

                           TRANSFER AGENCY AGREEMENT

                                  Appendix B
                            Transfer Agent Services

Service:                                SSI Will:
--------                                ---------

Mailed-In Transactions                  Process all mailed-in new account
                                        set-ups, purchases, transfers,
                                        exchanges, redemptions and account
                                        maintenance.

Shareholder Confirms                    Prepare and mail confirmations of
  (Daily/Monthly/Quarterly/Annual)      daily account activity. Prepare and mail
                                        monthly, quarterly, and annual
                                        confirmations as directed by the fund.

Dealer Confirms                         Prepare and mail weekly dealer
                                        confirmations listing activity on client accounts as directed by the Fund.

Distribution Disbursements              Prepare and mail cash distribution
                                        checks. Process reinvested
                                        distributions.

Daily Transmission of Reports           Transmit daily transaction activity
                                        reports, balancing reports, and sales
                                        information via telephone lines to a
                                        printer at Nuveen.

Fund Summary Sheets                     Prepare daily reports that summarize
                                        by type of transaction all capital
                                        stock activity for each fund.
                                        Transmit/download wire/capital stock
                                        activity information to Chase.

Sales Reporting                         Provide daily, weekly, monthly,
                                        quarterly, and annual reports of sales
                                        information.

12b-1 Reporting                         Complete 12b-1 processing including
                                        calculating the 12b-1 payment amounts
                                        and sending checks to the broker/dealer
                                        home offices. Provide a listing broken
                                        down by sales representative within each branch.

Invalid Taxpayer Identification         Mail Forms W-9 as required to validate
  Number Solicitation and               taxpayer identification numbers;
  Backup Withholding                    institute backup withholding as required
                                        by IRS regulations, and timely send all
                                        notices.

Regulatory Reporting                    Compute, prepare, and mail all necessary
                                        reports to shareholders, federal, and/or state authorities (Forms 1099-DIV,
                                        1099-B, and 1042S).

                                       1
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Service:                                SSI Will:
--------                                ---------

Front-End Imaging of Documents          Front-end Image all incoming documents.

Cost Basis Reporting                    Provide cost basis information as
                                        available to shareholders annually for
                                        use in determining capital gains and
                                        losses.

Blue Sky Reporting                      Provide monthly report of purchases and
                                        redemptions by state.

Financial Reporting Mailings            Provide mail handling for 2 financial
                                        reports per fund per year to Nuveen
                                        shareholders.

Prospectus Mailings                     Provide mail handling for 1 prospectus
                                        per fund per year to Nuveen
                                        shareholders.

Proxy Solicitation and Tabulation       Perform 1 proxy solicitation and
                                        tabulation per fund per year.

12b-1 Balancing                         Provide balancing reports for 12b-1
                                        payments.

                                       2
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                   NUVEEN TAX-EXEMPT MONEY MARKET FUND, INC.

                           TRANSFER AGENCY AGREEMENT

                                  Appendix C
                                 Fee Schedule

     The Transfer Agent will provide the transfer agent services listed on Appendix B for the Fund at the rates set forth below:

Annual Transfer Agent Fees:
--------------------------

                     Annual-Per-Account Fee* -      $7.00
                     ----------------------


Out-Of-Pocket Expenses:
----------------------

     Out-of-pocket expenses may be incurred by either the Fund or the Transfer Agent and are not included in the annual Transfer Agent Fees. Those out-of-pocket expenses directly incurred by the Transfer Agent will be billed to the Fund on a monthly basis. These out-of-pocket expenses include, but are not limited to, the printing of forms, envelopes, postage and proxy solicitation fees for the shareholder mailings, costs of abandoned property reports or searches for missing or inactive shareholders, equipment and system access costs, microfilm, telephone line and usage charges, overnight express mail charges, check signature plates and stamps, and programmer/analyst and testing technician time beyond that agreed to in writing. Bank charges and earnings credit will be billed directly to the Fund by United Missouri Bank (or other banks). The Transfer Agent may require the prior payment of anticipated out-of-pocket expenses from time to time.


--------------

* Payable on a monthly basis for each non-retirement plan account in existence at the end of the month. Retirement Plan accounts may be subject to a separate fee schedule to be negotiated.

These fees are valid for twelve months after which they are subject to change, from time to time.

The Transfer Agent shall, from time to time, but no more frequently than monthly, send an invoice to the Fund itemizing the compensation and expense reimbursement. The Fund shall pay such invoice (except to the extent that the amount thereof is in dispute) by wire not later than 30 days after receipt of the invoice.